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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 18, 2001



                              DELTA AIR LINES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                  1-5424              58-0218548
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    (State or other jurisdiction     (Commission          (IRS Employer
         of incorporation)           File Number)      Identification No.)



        Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
        ----------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 715-2600
                                                            --------------



                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)


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ITEM 5. OTHER MATTERS AND REGULATION FD DISCLOSURE

Letter to Certain Investors and Analysts

Delta Air Lines, Inc. (Delta) will be providing to certain investors and analysts a letter dated December 21, 2001, which briefly discusses Delta's expected financial performance for the December 2001 quarter and a downgrade of certain of Delta's debt securities by Moody's Investors Service (Moody's). The letter is included in this Form 8-K as Exhibit 99.1.

Financial Performance, Including Expected Loss

Delta's financial performance continues to be materially affected by the terrorist attacks on the United States on September 11 and the aftermath of those events. Excluding the unusual items briefly discussed below, we expect to report a net loss in the range of $500 million in the December 2001 quarter.

Delta will record several unusual gains and charges in the December 2001 quarter. We will record unusual gains totaling approximately $370 million, after-tax, relating primarily to compensation under the Air Transportation Safety and System Stabilization Act and the sale of our equity interest in SkyWest Airlines. We will record unusual charges relating to our early retirement program to reduce employee staffing, the impairment of certain aircraft, the permanent closure of certain facilities and the discontinuance of certain capital projects. While the amount of these charges has not been finalized, we currently estimate our unusual after-tax charges will range from $550 to $700 million in the December 2001 quarter.

Downgrade of Certain Debt Securities by Moody's

On December 18, 2001, Moody's announced its downgrade of the credit ratings for various debt securities of Delta and another major airline. Delta's senior unsecured debt is now rated Ba3 (from Ba2) by Moody's, which said its ratings outlook for Delta is negative. Delta's securities remain on credit watch for further downgrade at Standard & Poor's, which currently rates Delta's senior unsecured debt at BB.

As discussed in Note 3 of the Notes to Consolidated Financial Statements in Delta's Form 10-Q for the September 2001 quarter, a third party purchased certain of Delta's accounts receivable on a revolving basis. The third party may terminate its agreement with Delta if Delta's senior unsecured long-term debt is rated below Ba2 by Moody's and below BB by Standard & Poor's. While there is no current discussion pertaining to termination, if the agreement were terminated by the third party in that circumstance, Delta would be required to repurchase the outstanding receivables from the third party. If the agreement had been terminated at November 30, 2001, Delta would have been required to repurchase outstanding receivables for approximately $212 million. For additional information regarding Delta's credit ratings, see Note 3 of the Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition and Liquidity - Credit Ratings in Delta's Form 10-Q for the September 2001 quarter.

Forward-Looking Statements

Statements in this Form 8-K including Exhibit 99.1 (or otherwise made by Delta or on Delta's behalf) which are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but are not limited to:

1. the many effects on Delta and the airline industry from the terrorist attacks on the United States on September 11, 2001, including the following:

         a. the adverse impact of the terrorist attacks on the demand for air travel;

         b. the change in our operations and higher costs resulting from new airline security directives, including the Aviation and Transportation Security Act;

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         c.       the availability and cost of war risk and other insurance for
                  Delta and for other critical participants in the air travel industry, such as the companies providing security services at airports;

         d. the extent to which Delta receives additional financial assistance under the Air Transportation Safety and System Stabilization Act;

         e. the credit downgrades of Delta and other airlines by Moody's Investors Service and Standard & Poor's, and the possibility of additional downgrades, to the extent it makes it more difficult and/or more costly for us to obtain financing;

         f. potential declines in the values of the aircraft in Delta's fleet or Delta's facilities and related asset impairment charges;

         g.       additional terrorist activity and/or war;

2. general economic conditions, both in the United States and in our markets outside the United States, including the extent of the weakening in the U.S. economy and the related decline in business and leisure travel;

3. competitive factors in our industry, such as mergers and acquisitions, the airline pricing environment, international alliances, codesharing programs, and capacity decisions by competitors;

4. outcomes of negotiations on collective bargaining agreements and other labor issues, including a pending union representation election among Delta's flight attendants and union organizing efforts among other employee groups;

5.       changes in the availability or cost of aircraft fuel or fuel hedges;

6. disruptions to operations due to adverse weather conditions and air traffic control-related constraints;

7.       fluctuations in foreign currency exchange rates;

8. actions by the United States or foreign governments, including the Federal Aviation Administration and other regulatory agencies;

9. the willingness of customers to travel generally, and with us specifically, which could be affected by factors such as our and the industry's safety record; and

10.      the outcome of our litigation.

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of December 21, 2001, and which we have no current intention to update.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.      Description

99.1             Letter dated December 21, 2001


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 DELTA AIR LINES, INC.


                             By:    /s/  Edward H. Bastian
                                 -----------------------------------------------
                                 Edward H. Bastian
                                 Senior Vice President - Finance and Controller




Dated:   December 21, 2001